United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 19, 2026

ABUNDIA GLOBAL IMPACT GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-32955	76-0675953
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1300 Post Oak Blvd., Suite 1305

Houston, Texas 77056

(Address of principal executive offices, including zip code)

713-322-8818

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AGIG	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On February 23, 2026, Abundia Global Impact Group, Inc., a Delaware corporation (the “Company”), closed an offering pursuant to that certain Securities Purchase Agreement (the “Purchase Agreement”), entered into on February 19, 2026, with a certain institutional investor (the “Investor”), pursuant to which the Company agreed to issue and sell, in a registered direct offering by the Company directly to the Investor (the “Offering”), (i) 4,134,175 shares (the “Shares”) of common stock, par value $0.001 per share, of the Company (“Common Stock”) and (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 1,800,543 shares of Common Stock at an exercise price equal to $0.001 per share. The Company received gross proceeds of approximately $20.0 million before deducting the placement agent’s fees and related offering expenses.

The Shares and the Pre-Funded Warrants were offered by the Company pursuant to a Registration Statement on Form S-3 (File No. 333-290308), which was filed with the Securities and Exchange Commission on September 16, 2025 and became effective by operation of law on November 3, 2025 (the “Registration Statement”), the base prospectus filed as part of the Registration Statement, and the prospectus supplement dated February 19, 2026.

The Purchase Agreement contains customary representations and warranties, agreements of the Company and the Investors and customary indemnification rights and obligations of the parties. Pursuant to the terms of the Purchase Agreement, the Company has agreed to certain restrictions on the issuance and sale of its Common Stock or Common Stock Equivalents (as defined in the Purchase Agreement) during the 75-day period following the closing of the Offering. Additionally, pursuant to the lock-up agreement (the “Lock-Up Agreement”) each of the directors, executive officers and 5% holders of the Company, agreed not to sell or transfer any of the Company’s securities which they hold, subject to certain exceptions as set forth in the Lock-Up Agreement, during the 75-day period following the date of the Closing (as defined in the Purchase Agreement).

A holder of Pre-Funded Warrants (together with its affiliates) may not exercise any portion of a Pre-Funded Warrant to the extent that, after giving effect to such exercise, the holder (together with the holder’s affiliates, and any other persons acting as a group together with the holder or any of the holder’s affiliates) would beneficially own in excess of 4.99% (or, at the holder’s option upon issuance, 9.99%) of the number of shares of our common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon exercise of such warrant. The beneficial ownership limitation may be increased at the option of the holder upon 61 days’ prior notice to the Company, provided, however, that, the beneficial ownership limitation may not exceed 19.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of such Pre-Funded Warrant.

In connection with the Offering, the Company entered into a placement agency agreement (the “Placement Agency Agreement”) with Titan Partners Group LLC, a division of American Capital Partners, LLC (“Titan Partners”), pursuant to which the Company engaged Titan Partners as the placement agent (the “Placement Agent”) in connection with the Offering. The Company agreed to pay the Placement Agent a fee in cash equal to approximately 7.0% of the gross proceeds, a non-accountable expense allowance in the amount of 0.5% of the gross proceeds, as well as to issue to the Placement Agent placement agent warrants to purchase up to 118,694 shares of Common Stock, with an exercise price equal to 110% of the public offering price of the shares (the “Placement Agent Warrants”). The Company also agreed to reimburse the Placement Agent for all reasonable and documented out-of-pocket expenses, including the reasonable fees of legal counsel not to exceed $100,000. The Placement Agency Agreement also contains representations, warranties, indemnification and other provisions customary for transactions of this nature.

The issuance of the Placement Agent Warrants and the shares of Common Stock underlying the Placement Agent Warrants was not registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws and were issued in reliance on the exemption from registration provided by Section 4(a)(2) under the Securities Act and/or Regulation D promulgated thereunder for transactions not involving a public offering.

The foregoing summaries of the Placement Agent Warrant, the Pre-Funded Warrant, the Placement Agency Agreement and the Purchase Agreement do not purport to be complete and are subject to, and qualified in their entirety by, such documents attached as Exhibits 4.1, 4.2, 10.1 and 10.2, respectively, to this Current Report on Form 8-K (the “Form 8-K”), which are incorporated herein by reference.

This Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

A copy of the opinion of Sullivan & Worcester LLP. relating to the legality of the issuance and sale of the Shares and Pre-Funded Warrants is attached as Exhibit 5.1 hereto.

Item 3.02. Unregistered Sales of Equity Securities.

The information under Item 1.01 of this Form 8-K related to the Placement Agent Warrants and the Placement Agent Warrant Shares is incorporated herein by reference.

Item 8.01. Other Events

On February 19, 2026, the Company issued a press release (the “Pricing Press Release”) announcing the pricing of the Offering. A copy of the Pricing Press Release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

On February 23, 2026, the Company issued a press release (the “Closing Press Release”) announcing the closing of the Offering. A copy of the Press Release is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

4.1	Form of Placement Agent Warrant
4.2	Form of Pre-Funded Warrant
5.1	Opinion of Sullivan & Worcester LLP.
10.1*	Placement Agency Agreement, dated February 19, 2026, by and between the Company and Titan Partners Group LLC.
10.2*	Form of Securities Purchase Agreement, dated as of February 19, 2026, by and between the Company and the purchaser thereto.
23.1	Consent of Sullivan & Worcester LLP. (included in Exhibit 5.1).
99.1	Pricing Press Release, dated February 19, 2026.
99.2	Closing Press Release, dated February 23, 2026.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

* Schedules or exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ABUNDIA GLOBAL IMPACT GROUP, INC.

Dated: February 23, 2026
	By:	/s/ Edward Gillespie
	Name:	Edward Gillespie
	Title:	Chief Executive Officer